EXHIBIT 23.1








                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Sealright Co., Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 3, 1995, incorporated by reference in Sealright Co., Inc. form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



                                   ARTHUR ANDERSEN LLP


Kansas City, Missouri
  February 14, 1996




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Document #192691.04